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                                                                   EXHIBIT 10.36


                                November 30, 1998




Mr. Drew C. Nixon
Decibel Instruments, Inc.
34800 Campus Drive
Fremont, CA 94555

     CONSENT TO ASSIGNMENT OF STANDARD SUBLEASE DATED AUGUST 27,1997

Dear Mr. Nixon:

     1. Visioneer, Inc. ("Visioneer" or the "Company") is in the process of consummating a sale of substantially all of the Company's hardware business assets and liabilities (the "Hardware Sale") to Primax V Acquisition Corp., a California corporation ("Buyer") and a wholly owned subsidiary of Primax Electronics, Ltd. a corporation organized under the laws of Taiwan ("Buyer Parent"). As part of this purchase and sale, certain contracts will be transferred and/or assigned to Buyer, including without limitation that Standard Sublease dated August 27, 1997 (the "Sublease") (for space located at 34800 Campus Drive, Fremont, CA) between Visioneer, Inc., as "Sublessor", and Decibel Instruments, Inc., as "Sublessee". In connection with the above Hardware Sale, Visioneer would like to obtain your written consent to the assignment of the Sublease to Buyer and Buyer Parent (the "Assignees"), and to the modification of the Sublease as set forth below. Upon execution of this letter in the spaces provided below, this letter shall become a binding agreement between Visioneer and Sublessee with respect to the matters set forth herein.

     2. Sublessee hereby consents and agrees to the assignment of the Sublease to Assignees and further acknowledges and agrees that effective upon the closing of the Hardware Sale pursuant to the Asset Purchase Agreement to be executed between Visioneer and Buyer, Visioneer, Inc. shall have no further rights, duties, liabilities or obligations under the Sublease, Assignees shall have rights under the Sublease (including without limitation, the right to receive rent from Sublessee thereafter) and Sublessee shall look solely to the Assignees with respect to the performance of all such duties, liabilities and obligations.

     3. In connection with assignment of the Sublease hereunder, the remaining balance of Sublessee's Security Deposit will be transferred to Assignees upon consummation of the Hardware Sale.

     4. Except as amended hereby, the Sublease shall remain in full force and effect. This letter agreement shall be governed by California law, and may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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     Please execute this letter agreement as soon as possible and return the executed signature pages to me either by courier or by facsimile at (510) 608-0411 (with the original, executed pages to follow by (U.S. mail). If you have any questions regarding the above, please feel free to contact me.

                                       Sincerely,

                                       VISIONEER, INC.

                                       By: /s/ Richard Brenner
                                           -------------------------------------
                                           Title: Chief Financial Officer

ACCEPTED AND AGREED BY:

ASSIGNEES:


PRIMAX V ACQUISITION CORP.,
a California corporation

By: /s/ Sherman Lee
    ------------------------------------------
Title: Director Corporate Development

Date: 12-2-98


PRIMAX ELECTRONICS, LTD.,
a Taiwanese corporation

By: /s/ Sherman Lee
    ------------------------------------------
Title: Director of Corporate Development

Date: 12-2-98


"SUBLESSEE":

DECIBEL INSTRUMENTS, INC.

By: /s/ Decibel Instruments, Inc.
    ------------------------------------------
Title:

Date: November 24, 1998